EXHIBIT 5.1

August 8, 2003

Introgen Therapeutics, Inc.
301 Congress Avenue, Suite 1850
Austin, Texas 78701

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Introgen Therapeutics, Inc., a Delaware corporation (the “Company”) and have examined the Company’s registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission on or about August 8, 2003. The Registration Statement relates to the proposed issuance and sale, from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus (the “Prospectus Supplements”) of up to an aggregate offering price of up to $100,000,000 of the Company’s common stock, $0.001 par value per share (the “Common Stock”). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) a prospectus supplement will have been filed with the Commission describing the Common Stock offered thereby; (vi) all Common Stock will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vii) a definitive purchase, underwriting or similar agreement with respect to any Common Stock offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (viii) there will be sufficient shares of unissued Common Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance.

Based on such examination, we are of the opinion that:

With respect to shares of Common Stock, when both (a) the Company’s Board of Directors has taken all necessary corporate action to approve the issuance of the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors, upon payment of the consideration therefore (not less than the par value of the Common Stock) provided for therein, then the shares of Common Stock will be validly issued, fully paid and nonassessable;

Our opinion that any document is legal, valid and binding is qualified as to:

     (a)  limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

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     (b)  rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

     (c)  general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Attorneys at our Firm are admitted to practice of law in the States of California, New York, Texas and Washington and we express no opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto.

In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely,

/s/ Wilson Sonsini Goodrich & Rosati
WILSON SONSINI GOODRICH & ROSATI Professional Corporation

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